UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Filed by a Party other than the Registrant  ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

INTERNATIONAL STEEL GROUP INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ISG Logo]
International Steel Group Inc.
4020 Kinross Lakes Parkway
Richfield, Ohio 44286-9000
330-659-9100

IMPORTANT REMINDER TO VOTE YOUR SHARES

April 1, 2005

Dear ISG Stockholders:

     Our records indicate that you have not yet voted your shares for ISG’s 2005 special meeting of stockholders. Whether or not you plan to attend the meeting, we urge you to cast your vote using the enclosed proxy card.

     At the special meeting, you are being asked to adopt an Agreement and Plan of Merger and Reorganization relating to the proposed merger of International Steel Group Inc. with Mittal Steel Company N.V. The ISG Board of Directors has unanimously approved and declared advisable the merger agreement and recommends that ISG stockholders vote FOR the proposal to adopt the merger agreement.

YOUR VOTE IS VERY IMPORTANT!

     Your vote is crucial, no matter how many shares you may own. Your failure to vote will have the same result as a vote against the adoption of the merger agreement, so we urge all stockholders to take a moment now to vote their proxy in favor of the proposal to adopt the merger agreement.

VOTE BY PHONE OR INTERNET!

     You may be permitted to vote your shares via telephone or internet to the extent set forth, and by following, the instructions listed on your proxy card. We hope that we can count on your support for the proposed merger. If you have any questions, need an additional copy of the definitive proxy statement relating to the proposed merger, or need assistance in voting your shares, we encourage you to call our proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885.

     Thank you for your support.

Sincerely,
/s/ Rodney B. Mott

Rodney B. Mott Chief Executive Officer and Director International Steel Group

You are urged to read the proxy statement/prospectus which has been mailed to you and which contains important information about Mittal Steel and ISG and the proposed merger. Investors and security holders may obtain a free copy of these materials and other documents filed with the Securities and Exchange Commission at the SEC’s website at www.sec.gov. Mittal Steel and ISG and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the ISG stockholders with respect to the proposed merger. Information regarding the interests of these officers and directors in the proposed merger is included in the proxy statement/prospectus.